Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND

RESTATED CREDIT AGREEMENT AND WAIVER

THIS SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER dated as of August 2, 2010 (the “Agreement”) is entered into among CIBER, Inc., a Delaware corporation (the “Borrower”), the Guarantors, the Lenders party hereto and Bank of America, N.A., as Administrative Agent.  All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement (as defined below).

RECITALS

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Amended and Restated Credit Agreement dated as of August 20, 2009 (as amended or modified from time to time, the “Credit Agreement”);

WHEREAS, the Borrower has determined that in connection with the consummation by CIBER Danmark AS, a Foreign Subsidiary (“Foreign Subsidiary Purchaser”) of the acquisition of all or substantially all of the assets of Segmenta A/A at an initial purchase price of 25,000,000 Danish kroner (the “Segmenta Acquisition”) (a) as a result of the earn out obligations described in Part A of Schedule 1 attached hereto incurred by the Foreign Subsidiary Purchaser pursuant to the Segmenta Acquisition the aggregate consideration for the Segmenta Acquisition exceeded the threshold amount for a Permitted Acquisition permitted by clause (i) of the definition of Permitted Acquisition in Section 1.01 of the Credit Agreement and (ii) the Foreign Subsidiaries of the Borrower incurred Debt in excess of the aggregate amount permitted by Section 7.03(j) of the Credit Agreement and (b) the Borrower did not deliver the certificate required by clause (k) of the definition of Permitted Acquisition in Section 1.01 of the Credit Agreement in connection with the Segmenta Acquisition (collectively, the “Segmenta Acquisition Breaches”);

WHEREAS, the Borrower has requested that the Lenders waive the Segmenta Acquisition Breaches and amend the Credit Agreement subject to the terms and conditions set forth below,

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Reaffirmation.  The Loan Parties acknowledge and confirm that as of the date hereof (a) the Administrative Agent, on behalf of the Lenders, has a valid and enforceable first priority security interest in the Collateral, (b) the Borrower’s obligation to repay the outstanding principal amount of the Loans and reimburse the L/C Issuer for any drawing on a Letter of Credit is unconditional and not subject to any offsets, defenses or counterclaims and (c) the Administrative Agent and the Lenders have performed fully all of their respective obligations under the Credit Agreement and the other Loan Documents.  The Loan Parties also acknowledge and confirm that by entering into this Agreement, the Lenders do not waive (except as specifically provided in Section 2) or release any term of condition or the Credit Agreement or any of the other Loan Documents or any of their rights or remedies under such Loan Documents or applicable Law or any of the obligations of any Loan Party thereunder.

2.             Waiver.  Subject to the other terms and conditions of this Agreement, the Administrative Agent and the Lenders hereby waive the Segmenta Acquisition Breaches.  This waiver is limited solely to the Segmenta Acquisition Breaches, and nothing contained in this Agreement shall be deemed to constitute a waiver of any other rights or remedies the Administrative Agent or any Lender may have under the Credit Agreement or any other Loan Documents or under applicable Law and nothing herein shall modify or affect the obligations of the Loan Parties to comply with each and every duty, term, condition or covenant contained in the Credit Agreement and the other Loan Documents from and after the date hereof.  Furthermore, the parties hereto agree that the above waiver of the breach of Section 7.03(j) of the Credit Agreement is conditioned upon the Foreign Subsidiaries not incurring any additional Debt in reliance on Section 7.03(j) of the Credit Agreement subsequent to the date hereof until such time as the aggregate principal amount of the Debt of the Foreign Subsidiaries incurred in reliance on Section 7.03(j) of the Credit Agreement has been reduced below $5,000,000.  Failure of the Borrower and its Subsidiaries to comply with terms of the foregoing sentence will constitute an Event of Default under the Loan Documents.  For purposes of the preceding sentence, “incurring” shall not include the impact on Foreign Subsidiaries’ Debt amounts set forth on Part B of Schedule I due to fluctuation in foreign currency exchange rates for purposes of translating foreign debt to U.S. Dollars or changes in estimated earnout payments for the InSync AS and Segmenta Acquisitions set forth on Part B of Schedule I.  Notwithstanding anything to the contrary herein, CIBER Novasoft Co. Ltd., a Chinese subsidiary of Borrower, shall be permitted to incur up to the maximum amount of Debt set forth on Part B of Schedule I without creating an Event of Default under the Loan Documents.

3.             Amendments to Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)           The following definition of “Second Amendment Effective Date” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:

“Second Amendment Effective Date” means August 2, 2010.

(b)           The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended to insert new clauses (i) and (j) immediately following the “,” at the end of clause (h) and before the language “but in each case only to the extent included in the determination of such Consolidated EBITDA.” to read as follows:

plus (i)(x) cash separation costs of the Borrower for such period incurred in connection with the departure of Borrower’s chief executive officer and chairman of the board of directors; provided, that the aggregate amount of cash separation costs added back to Consolidated EBITDA pursuant to this clause (i)(x) for all periods shall not exceed $6,400,000 and (y) other cash transitional costs of the Borrower for such period related to such departures; provided, that the aggregate amount of such cash transitional costs added back to Consolidated EBITDA for all periods shall not exceed $1,000,000; plus (j) for the fiscal quarter period ending June 30, 2010 only, non-cash goodwill impairment charges for such period not to exceed $112,000,000 in the aggregate,

(c)           Clause (i) in the definition of “Consolidated Fixed Charges” in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

(i)            Consolidated Tax Expenses (calculated without giving effect to any adjustment resulting from the good will impairment charge taken in the fiscal quarter ended June 30, 2010) for such period plus

(d)           Section 6.12(b) of the Credit Agreement is hereby amended to read as follows:

(b)           Consolidated Leverage Ratio.  Maintain, as of the last day of each Fiscal Period set forth below, a Consolidated Leverage Ratio not greater than the corresponding ratio for such day set forth below:

September 30, 2009	2.75 : 1.00
December 31, 2009	2.75 : 1.00
March 31, 2010	2.50 : 1.00

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June 30, 2010	2.50 : 1.00
September 30, 2010	2.25 : 1.00
December 31, 2010	2.25 : 1.00
March 31, 2011	2.25 : 1.00
June 30, 2011 and thereafter	2.00 : 1.00

(e)           The following proviso is hereby added to the end of Section 7.02(e) of the Credit Agreement to read as follows:

; provided, however, from the Second Amendment Effective Date until December 31, 2010, Borrower and its Subsidiaries agree that they shall not consummate any Acquisitions under Section 7.02(e) and the consummation of any Acquisition during such period shall constitute an Event of Default;

(f)            The following sentence is hereby added at the end of Section 7.06 of the Credit Agreement to read as follows:

Notwithstanding the foregoing clauses (d) and (e) above, (x) Borrower and its Subsidiaries shall not make any purchase, redemption or acquisition of Equity Interests for cash or otherwise from the Second Amendment Effective Date until December 31, 2010 pursuant to Section 7.02(j), 7.06(d) and 7.06(e) and the making of any purchase, redemption of acquisition of Equity Interests for cash or otherwise during such period shall constitute an Event of Default and (y) no unused amounts with respect to clauses (d) above for the year 2010 may be carried forward and applied to the year 2011.

4.             Conditions Precedent.  This Agreement shall be effective upon satisfaction of the following conditions precedent:

(a)           Receipt by the Administrative Agent of counterparts of this Agreement duly executed by the Borrower, the Guarantors, the Required Lenders and Bank of America, N.A., as Administrative Agent; and

(b)           The Administrative Agent shall have received for the account of each Lender executing this Agreement on or before 5 p.m. (EST) on July 14, 2010, a fee of 0.10% on the aggregate amount of such Lender’s outstanding Term Loan and Revolving Credit Commitment.

5.             Miscellaneous.

(a)           The Credit Agreement and the obligations of the Loan Parties thereunder and under the other Loan Documents, are hereby ratified and confirmed and shall remain in full force and effect according to their terms, as amended hereby.

(b)           Each Guarantor (a) acknowledges and consents to all of the terms and conditions of this Agreement, (b) affirms all of its obligations under the Loan Documents and (c) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents.

(c)           The Borrowers and the Guarantors hereby represent and warrant as follows:

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(i)            Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)           This Agreement has been duly executed and delivered by the Loan Parties and constitutes each of the Loan Parties’ legal, valid and binding obligations, enforceable in accordance with its terms, except as such enforceability may be subject to (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (B) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(iii)          No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by any Loan Party of this Agreement.

(d)           The Loan Parties represent and warrant to the Lenders that (i) the representations and warranties of the Loan Parties set forth in Article V of the Credit Agreement and in each other Loan Document are true and correct in all material respects as of the date hereof with the same effect as if made on and as of the date hereof, except to the extent such representations and warranties expressly relate solely to an earlier date and (ii) no event has occurred and is continuing which constitutes a Default or an Event of Default (other than the Acknowledged Events of Default).

(e)           This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of this Agreement by telecopy shall be effective as an original and shall constitute a representation that an executed original shall be delivered.

(f)            THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	CIBER, INC.,
a Delaware corporation

	By:	/s/ Peter H. Cheesbrough
Name: Peter H. Cheesbrough
Title: Chief Financial Officer and Executive Vice President

GUARANTORS:	CIBER ASSOCIATES, LLC,
a Delaware limited liability company

	By:	/s/ Peter H. Cheesbrough
Name: Peter H. Cheesbrough
Title: Chief Financial Officer and Executive Vice President

CIBER INTERNATIONAL, INC.,
a Delaware corporation

	By:	/s/ Peter H. Cheesbrough
Name: Peter H. Cheesbrough
Title: Chief Financial Officer and Executive Vice President

CIBER, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

ADMINISTRATIVE
AGENT:	BANK OF AMERICA, N.A.,
as Administrative Agent

	By:	/s/ Linda Lov
Name: Linda Lov
Title: AVP

LENDERS:	BANK OF AMERICA, N.A.,
as a Lender, Swing Line Lender and L/C Issuer

	By:	/s/ David R. Barney
Name: David R. Barney
Title: Senior Vice President

COMPASS BANK, an Alabama banking corporation
(herein referred to as “BBVA COMPASS”),
as a Lender

	By:	/s/ Mark Sunderland
Name: Mark Sunderland
Title: SVP

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Jeff Benedix
Name: Jeff Benedix
Title: Assistant Vice President

KEY BANK NATIONAL ASSOCIATION,
as a Lender

	By:	/s/ Jennifer A. O’Brien
Name: Jennifer A. O’Brien
Title: Senior Vice President

UNION BANK, N.A.,
as a Lender

	By:	/s/ Joshua Gross
Name: Joshua Gross
Title: Assistant Vice President

CIBER, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER

PNC BANK, NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Jennifer L. Loew
Name: Jennifer L. Loew
Title: Vice President

IBM CREDIT LLC,
as a Lender

By:	/s/ Steven A. Flanagan
Name: Steven A. Flanagan
Title: Global Credit Officer

CIBER, INC.

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT AND WAIVER